Filed Pursuant to Rule 433
Registration No. 333-158385
August 4, 2010
FREE WRITING PROSPECTUS
(To Prospectus dated April 2, 2009 and
Prospectus Supplement dated April 9, 2009)

HSBC USA Inc.
Annual Income Opportunity Securities
with Auto Cap

}	6 year maturity

}	Linked to a basket of 9 Reference Stocks

}	100% principal protected at maturity, subject to issuer credit risk

}	Annual coupons based on basket performance, subject to the Auto Cap Rate of 8.75% per Reference Stock

The Annual Income Opportunity Securities with Auto Cap (the “Securities”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The Securities will not be listed on any U.S. securities exchange or automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Securities.  HSBC Securities (USA) Inc. will purchase the Securities from us for distribution to other registered broker dealers or will offer the Securities directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-24 of this free writing prospectus.

Investment in the Securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-5 of this document and page S-3 of the accompanying prospectus supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Security/total	$1,000

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 2.00% per $1,000 Principal Amount of Securities in connection with the distribution of the Securities.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-24 of this free writing prospectus.

HSBC USA Inc.

Annual Income Opportunity Securities with Auto Cap
Linked to a basket of 9 Reference Stocks

THE REFERENCE STOCKS
Reference Issuer	Ticker Symbol	Industry	Market Capitalization[1] (in billions)
Canon Inc. (ADS)	CAJ	Office and Electronic Equipment	$59.21
China Unicom (Hong Kong) Limited (ADS)	CHU	Telecom	$33.01
Chunghwa Telecom Co., Ltd. (ADS)	CHT	Telecom	$21.00
CNOOC Limited (ADS)	CEO	Oil Exploration and Production	$77.79
ICICI Bank Limited (ADS)	IBN	Commercial Banks	$23.09
LG Display Co., Ltd. (ADS)	LPL	Electronics	$11.24
Nippon Telegraph and Telephone Corporation (ADS)	NTT	Telecom	$65.96
SK Telecom Co., Ltd. (ADS)	SKM	Telecom	$12.25
Tata Motors Limited (ADS)	TTM	Auto	$9.82
  Past performance does not necessarily indicate future performance
  1Market capitalization as of 8/2/2010. Source: Bloomberg LP

Indicative Terms*

Principal Amount:	$1,000 per Security
Term:	6 years
Coupon Rate:
For any Coupon Payment Date, the arithmetic average of the Stock Performances of all of the Reference Stocks on the relevant Coupon Date, which will not be greater than the Auto Cap Rate or less than zero.

Stock Performance:	If the Reference Stock Return is greater than or equal to zero, the Auto Cap Rate; If the Reference Stock Return is less than or equal to zero, the Reference Stock Return.
Auto Cap Rate:	8.75%
Reference Stock Return:	For each Reference Stock, Final Value – Initial Value Initial Value
Coupon Valuation Dates:	See page FWP-3
Coupon Payment Dates:	See page FWP-3
Trade Date:†	[August , 2010]
Pricing Date: †	[August , 2010]
Original Issue Date: †	[August , 2010]
Maturity Date: †	[August , 2016]
CUSIP:	4042K04V4
* As more fully described beginning on page FWP-2.
† The Trade Date, Pricing Date, Original Issue Date and Maturity Date will be determined on the Pricing Date.

The Securities

For investors who seek principal protection at maturity and believe the Reference Stocks will appreciate during the term of the Securities, the Securities provide an opportunity for yearly coupon payments of not less than zero or greater than the Auto Cap Rate of 8.75%.

If any Reference Stock Return is greater than or equal to zero on any Coupon Valuation Date, the Stock Performance of such Reference Stock will equal the Auto Cap Rate. Should a Reference Stock Return be less than zero on any Coupon Valuation Date, the Stock Performance of such Reference Stock will equal the Reference Stock Return.

The offering period for the Securities is through [August , 2010]

HSBC USA Inc. Annual Income Opportunity Securities with Auto Cap Rate Linked to a basket of 9 Reference Stocks

This free writing prospectus relates to an offering of Securities linked to the performance of the basket of 9 Reference Stocks.  All references to “Reference Stock(s)” in this free writing prospectus shall refer to “Reference Asset(s)” in the prospectus supplement and the prospectus. The purchaser of a Security will acquire a senior unsecured debt security of HSBC USA Inc. with annual coupons linked to the Reference Stocks as described below.

The offering of Securities will have the terms described in this free writing prospectus and the accompanying prospectus supplement and prospectus.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. The following key terms relate to the offerings of Securities:

Issuer:	HSBC USA Inc.

Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†

Principal Amount:	$1,000 per Security

Reference Stocks:
The American depositary shares (“ADSs”) of the Reference Stock Issuers (each ADS, a “Reference Stock”). For the purpose of this free writing prospectus, the term “Reference Stock Issuer” refers to the issuer of the shares underlying such ADS.  We refer to the common stock represented by an ADS as an “Underlying Stock.”

Reference Stock Issuers	Ticker Symbol	Exchange	Initial Price[1]	Reference Stock Issuers	Ticker Symbol	Exchange	Initial Price[1]

Canon Inc. (ADS)	CAJ	NYSE		LG Display Co., Ltd. (ADS)	LPL	NYSE

China Unicom (Hong Kong) Limited (ADS)	CHU	NYSE		Nippon Telegraph and Telephone Corporation (ADS)	NTT	NYSE

Chunghwa Telecom Co., Ltd. (ADS)	CHT	NYSE		SK Telecom Co., Ltd. (ADS)	SKM	NYSE

CNOOC Limited (ADS)	CEO	NYSE		Tata Motors Limited (ADS)	TTM	NYSE

ICICI Bank Limited (ADS)	IBN	NYSE
[1]For each Reference Stock, the Official Closing Price of such Reference Stock on the Pricing Date.

Payment at Maturity:	For each Security, the Principal Amount plus the Coupon due on the Maturity Date.

Auto Cap Rate:	8.75% per Reference Stock, which will, in effect, make the maximum Coupon Rate for the Securities 8.75%.

Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of Securities, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date.

Coupon Rate:
For any Coupon Payment Date, the arithmetic average of the Stock Performance of all the Reference Stocks, calculated on the relevant Coupon Valuation Date.  If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than 0.00%, the Coupon Rate for such Coupon Valuation Date will equal 0.00%.  The Coupon Rate will not be less than 0.00% or greater than the Auto Cap Rate.

Stock Performance:
For each Reference Stock on each Coupon Valuation Date:
     If the Reference Stock Return is greater than or equal to zero, an amount equal to the Auto Cap Rate;
     If the Reference Stock Return is less than zero, an amount equal to the Reference Stock Return.

Reference Stock Return:	For each Reference Stock, on any Coupon Valuation Date: Final Price –Initial Price Initial Price

FWP-2

Coupon Valuation	Coupon Valuation Date*	Coupon Payment Date**
Dates and Coupon	[August , 2011]	[August , 2011]
Payment Dates:*	[August , 2012]	[August , 2012]
	[August , 2013]	[August , 2013]
	[August , 2014]	[August , 2014]
	[August , 2015]	[August , 2015]
	[August , 2016]	[August , 2016] (the expected Maturity Date)

* Subject to the adjustment as described under “Market Disruption Events” herein. **Expected. The Coupon Payment Date will be on the third business day after the relevant Coupon Valuation Date.

Initial Price:	The Official Closing Price (as defined below) of the Reference Stock as determined by the calculation agent on the Pricing Date.

Final Price:
With respect to each Reference Stock, the Official Closing Price of the respective Reference Stock on the relevant Coupon Valuation Date, adjusted as described under “Adjustments” below by the calculation agent.

Official Closing Price:
With respect to each Reference Stock, the Official Closing Price on any scheduled trading day during the term of the Securities will be the relevant official price of one share of such Reference Stock on the relevant exchange for such Reference Stock as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange.  If the Reference Stock is not listed or traded as described above for any reason other than a Market Disruption Event (as defined below), then the Official Closing Price for the Reference Stock on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for one share of the Reference Stock obtained from as many dealers in the Reference Stock selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Trade Date:*	[August , 2010]

Pricing Date:*	[August , 2010]

Original Issue Date:*	[August , 2010]

Maturity Date:*	[August , 2016], which is 3 business days after the final Coupon Valuation Date. The Maturity Date is subject to adjustment as described under “Market Disruption Events” herein.

CUSIP:	4042K04U6

Form of Securities:	Book-Entry

Listing:	The Securities will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold Securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.
* The Coupon Valuation Dates and Coupon Payment Dates, Trade Date, Pricing Date, Original Issue Date and Maturity Date will be determined on the Pricing Date.

FWP-3

GENERAL

This free writing prospectus relates to one security offering linked to the Reference Stocks identified on FWP-2.  The purchaser of a Security will acquire a senior unsecured debt security of HSBC USA Inc. linked to 9 Reference Stocks.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of Securities relates to the Reference Stocks identified on FWP-2, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Stocks or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated April 2, 2009 and the prospectus supplement dated April 9, 2009.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-5 of this free writing prospectus and page S-3 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus and a prospectus supplement) with the US Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Securities.  You may revoke your offer to purchase the Securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance.  In the event of any material changes to the terms of the Securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each Security you hold, we will pay you your Principal Amount plus the Coupon due on the Maturity Date.

Coupons

On each Coupon Payment Date, we will pay you the relevant Coupon.  The Coupon is equal to the Principal Amount multiplied by the relevant Coupon Rate.  The Coupon Rate will be based on the arithmetic average of the Stock Performances of all the Reference Stocks calculated on the relevant Coupon Valuation Date, but will not be less than 0.00%.  The Stock Performance for each Reference Stock will not be greater than the Auto Cap Rate.  If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than 0.00%, the Coupon Rate for such Coupon Valuation Date will equal 0.00%.  The Coupon Rate will not be less than 0.00% or greater than the Auto Cap Rate.  If any Coupon Payment Date falls on a day that is not a business day, such Coupon Payment Date will be postponed to the immediately succeeding business day.  In the case of the final Coupon Payment Date that is also the Maturity Date, in the event the Maturity Date is postponed as described in “Market Disruption Events” herein, such final Coupon Payment Date will also be postponed until the postponed Maturity Date.  In no event, however, will any additional interest accrue on the Securities as a result of any the foregoing postponements.  For information regarding the record dates applicable to the Securities, please see the section entitled “Recipients of Interest Payments” on page S-18 in the accompanying prospectus supplement.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Securities.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, National Association will act as paying agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, National Association.

FWP-4

INVESTOR SUITABILITY

The Securities may be suitable for you if:

} You seek an investment with 100% principal protection, if held to maturity, and an annual Coupon based on the average performance of the Reference Stocks that will not be less than zero or greater than the Auto Cap Rate.

} You believe the Coupon Rate on the Coupon Valuation Dates will be an amount sufficient to provide you with a satisfactory return on your investment.

} You are comfortable receiving only the Principal Amount of your Securities at maturity plus the applicable Coupon that will not be less than zero or greater than the Auto Cap Rate.

} You are willing to invest in the Securities based on the Auto Cap Rate indicated herein which will limit your Coupon on any Coupon Payment Date.

} You are willing to make an investment based on a minimum Coupon Rate of 0.00%.

} You are willing to forego dividends or other distributions paid to holders of the Reference Stocks.

} You do not seek an investment for which there is an active secondary market.

} You are willing to hold the Securities to maturity.

} You are comfortable with the creditworthiness of HSBC, as Issuer of the Securities.

The Securities may not be suitable for you if:

} You seek an investment where the Coupon is based on the actual performance of the Reference Stocks and is not limited to an Auto Cap Rate.

} You believe the average of the prices of the Reference Stocks will generally decrease or remain constant over the term of the Securities.

} You are unwilling to receive only the Principal Amount of your Securities plus a Coupon of not less than 0.00% or greater than the Auto Cap Rate at maturity.

} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

} You prefer to receive the dividends or other distributions paid on any of the Reference Stocks.

} You seek an investment for which there will be an active secondary market.

} You are unable or unwilling to hold the Securities to maturity.

} You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Securities.

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement.  Investing in the Securities is not equivalent to investing directly in any of the Reference Stocks.  You should understand the risks of investing in the Securities and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, including the explanation of risks relating to the Securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The amount of each annual Coupon is uncertain but will not be less than zero.

The amount of each annual Coupon you receive is not fixed and will depend on the performances of the Reference Stocks.  If the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than zero on a Coupon Valuation Date, the applicable Coupon Rate will equal 0.00% and you will not receive any Coupon on the related Coupon Payment Date.

You will not directly participate in any appreciation in the value of Reference Stocks and your Coupon is capped.

You will not directly participate in any appreciation in the value of the Reference Stocks. Instead you will receive annual Coupons, if any, based upon the formulas described under the captions “Coupon” and “Coupon Rate” on FWP-2.  Only the Coupons payable to you will be based upon whether the Reference Stocks appreciate or depreciate and, if the Reference Stocks depreciate, the amount of such depreciation.  Regardless of the extent to which the prices of the Reference Stocks appreciate, the Coupon Rates will not exceed the Auto Cap Rate.  Therefore, you may earn significantly less by investing in the Securities than you would have earned by investing directly in the Reference Stocks relevant to your Securities.

FWP-5

Changes in the prices of the Reference Stocks may offset each other.

Movements in the prices of the Reference Stocks may not correlate with each other. At a time when the price of one of the Reference Stocks increases, the prices of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Stock Performance and therefore the Coupon Rate, increases in the price of one or more of the Reference Stocks may be moderated, or more than offset, by lesser increases or declines in the price of the other Reference Stocks. Additionally, because the Auto Cap Rate of 8.75% limits positive Reference Stock Returns while there is no limit to negative Reference Stock Returns, extreme increases in the prices of one or more Reference Stocks will not fully offset equally extreme declines in the prices of one or more Reference Stocks.  For example if the sum of one or more Reference Stock Returns is less than or equal to -70.00% on a Coupon Valuation Date, your Coupon Rate would be 0.00% no matter how positive the performance of the other Reference Stocks. See “Illustrative Examples” below.

The Securities are subject to the credit risk of HSBC USA Inc.

The Securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any principal protection at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Securities.

There is limited anti-dilution protection.

For certain events affecting shares of a Reference Stock, such as stock splits or extraordinary dividends the calculation agent may make adjustments to the relevant Final Price on a Coupon Valuation Date which may affect your Coupons. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of the relevant Reference Stock. If an event occurs that does not require the calculation agent to adjust the amount of the shares of the relevant Reference Stock, the market price of the Securities and the Coupons may be materially and adversely affected.

Fluctuations in exchange rates will affect the values of the Reference Stocks.

There are significant risks related to an investment in a security that is linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable Underlying Stocks. In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the Securities.

The Securities are subject to risks associated with foreign securities markets.

Because the Underlying Stocks may also be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Securities involve particular risks.  For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets.  Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets.  Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries.  These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies.  Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries.  These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates.  In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

FWP-6

The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Securities are subject to emerging markets risk.

Investments in securities linked directly or indirectly to emerging market equity securities, such as certain of the Reference Stocks, involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Stock prices of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are highly susceptible, before making a decision to invest in the Securities.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

Because your Securities are linked to the performance of the ADSs of foreign issuers, you should be aware that your Securities are linked to the prices of the ADSs and not to the applicable Underlying Stocks, and there exist important differences between the rights of holders of ADSs and the Underlying Stocks. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable Underlying Stocks may be significant and may materially and adversely affect the value of the Securities.

In some circumstances, the payment you receive on the Securities may be based on the common stock or ADSs of another company and not the Reference Stock.

Following certain corporate events relating to the respective Reference Stock Issuer where such issuer is not the surviving entity, your Coupon may be based on the common stock or ADSs of a successor to the respective Reference Stock Issuer. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see “Merger Event and Tender Offer” beginning on page FWP-22.

Certain built-in costs are likely to adversely affect the value of the Securities prior to maturity.

While the payment at maturity described in this free writing prospectus is based on the full Principal Amount of your Securities, the original issue price of the Securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

The Securities lack liquidity.

The Securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Securities.

As a holder of the Securities, you will not have any ownership interest or rights in the Reference Stocks.

As a holder of the Securities, you will not have any ownership interest or rights in the Reference Stocks, such as voting rights, dividend payments or other distributions. In addition, the Reference Stock Issuer will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the Reference Stocks and the Securities.

We are not affiliated with any of the Reference Stock Issuers.

We are not affiliated with any of the Reference Stock Issuers.  We assume no responsibility for, and make no representation regarding, the adequacy or completeness of the information about the Reference Stocks contained in this free writing prospectus. You should make

FWP-7

your own investigation into the relevant Reference Stock and its Reference Stock Issuer.  We are not responsible for the Reference Stock Issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. We will not have any obligation to consider your interests as a holder of the Securities in taking any action that might affect the value of your Securities.

The Securities are not insured by any governmental agency of the United States or any other jurisdiction.

The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Securities.

Tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-8

DESCRIPTION OF THE REFERENCE STOCKS

CANON INC. (CAJ)

Description of Canon Inc.

Canon Inc. has stated in its filings with the SEC that it is a manufacturer of network digital multifunction devices, plain paper copying machines, laser printers, inkjet printers, cameras and steppers. Information filed by Canon Inc. with the SEC under the Securities Exchange Act of 1934, the Exchange Act, can be located by reference to its SEC file number: 1-15122 or its CIK Code: 0000016988.

Historical Performance of Canon Inc.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$36.33	$33.69	$35.73	March 31, 2008	$47.97	$38.44	$46.37
June 30, 2005	$37.14	$34.00	$35.09	June 30, 2008	$54.82	$44.90	$51.21
September 30, 2005	$36.70	$32.64	$36.17	September 30, 2008	$50.10	$35.93	$37.75
December 30, 2005	$40.28	$34.38	$39.22	December 31, 2008	$39.29	$24.04	$31.40
March 31, 2006	$44.62	$39.63	$44.03	March 31, 2009	$35.11	$21.28	$29.03
June 30, 2006	$53.10	$42.16	$48.85	June 30, 2009	$35.11	$28.96	$32.53
September 29, 2006	$52.36	$44.31	$52.29	September 30, 2009	$41.08	$31.25	$39.99
December 29, 2006	$57.26	$50.84	$56.59	December 31, 2009	$43.93	$36.63	$42.32
March 30, 2007	$56.98	$50.72	$53.68	March 31, 2010	$46.76	$38.87	$46.21
June 29, 2007	$59.99	$53.04	$58.64	June 30, 2010	$47.54	$37.11	$37.31
September 28, 2007	$59.39	$48.93	$54.29	August 2, 2010*	$44.50	$36.80	$44.39
December 31, 2007	$55.99	$45.75	$45.83

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $43.32. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-9

CHINA UNICOM (HONG KONG) LIMITED (CHU)

Description of China Unicom (Hong Kong) Limited

China Unicom (Hong Kong) Limited has stated in its filings with the SEC that it is an operator providing a range of telecommunications services, including mobile voice and fixed-line voice and fixed-line broadband, data communications and other telecommunications service through two business segments comprised of mobile services and fixed-line services.  Information filed by China Unicom (Hong Kong) Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-15028 or its CIK Code: 0001113866.

Historical Performance of China Unicom (Hong Kong) Limited

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$9.23	$7.21	$7.72	March 31, 2008	$25.13	$19.50	$21.27
June 30, 2005	$8.48	$7.60	$8.38	June 30, 2008	$22.20	$17.37	$18.52
September 30, 2005	$9.09	$7.80	$8.28	September 30, 2008	$21.35	$12.52	$15.12
December 30, 2005	$8.60	$7.43	$8.18	December 31, 2008	$15.82	$10.15	$12.20
March 31, 2006	$9.13	$8.03	$8.26	March 31, 2009	$14.17	$8.56	$10.41
June 30, 2006	$10.70	$8.09	$8.91	June 30, 2009	$15.74	$9.58	$13.34
September 29, 2006	$10.00	$8.45	$9.78	September 30, 2009	$15.95	$12.61	$14.24
December 29, 2006	$16.00	$9.76	$14.89	December 31, 2009	$14.53	$12.39	$13.11
March 30, 2007	$15.71	$11.00	$14.15	March 31, 2010	$13.46	$10.35	$11.15
June 29, 2007	$17.65	$14.09	$17.23	June 30, 2010	$13.79	$10.91	$13.30
September 28, 2007	$21.35	$13.71	$20.84	August 2, 2010*	$14.02	$12.53	$14.01
December 31, 2007	$24.60	$17.44	$22.40

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $13.64. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-10

CHUNGHWA TELECOM CO., LTD. (CHT)

Description of Chunghwa Telecom Co., Ltd.

Chunghwa Telecom Co., Ltd. has stated in its filings with the SEC that it is an integrated telecommunications service provider, with services including fixed communications services, mobile communications services, internet services and international fixed communications services.   Information filed by Chunghwa Telecom Co., Ltd. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-31731  or its CIK Code: 0001132924.

Historical Performance of Chunghwa Telecom Co., Ltd.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$21.68	$19.64	$20.55	March 31, 2008	$26.87	$18.52	$25.74
June 30, 2005	$21.05	$18.94	$20.79	June 30, 2008	$26.70	$23.51	$25.10
September 30, 2005	$21.60	$17.51	$17.95	September 30, 2008	$25.63	$21.39	$23.42
December 30, 2005	$17.94	$16.33	$17.80	December 31, 2008	$24.16	$15.66	$18.68
March 31, 2006	$19.46	$17.01	$19.00	March 31, 2009	$21.52	$16.56	$18.23
June 30, 2006	$22.01	$17.56	$17.92	June 30, 2009	$20.00	$17.11	$19.83
September 29, 2006	$18.38	$16.28	$17.13	September 30, 2009	$20.09	$18.29	$19.84
December 29, 2006	$19.87	$17.07	$19.52	December 31, 2009	$20.60	$18.94	$20.43
March 30, 2007	$20.78	$18.20	$19.71	March 31, 2010	$20.72	$17.36	$19.43
June 29, 2007	$20.28	$17.93	$18.66	June 30, 2010	$20.23	$18.34	$19.69
September 28, 2007	$20.86	$15.45	$20.11	August 2, 2010*	$21.73	$19.61	$21.66
December 31, 2007	$21.98	$18.76	$20.89

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $21.15 Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-11

CNOOC LIMITED (CEO)

Description of CNOOC Limited

CNOOC Limited  has stated in its filings with the SEC that it is a company specialized in the exploration, development and production of oil and natural gas..  Information filed by CNOOC Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-14966 or its CIK Code: 0001095595.

Historical Performance of CNOOC Limited

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$58.95	$49.20	$54.71	March 31, 2008	$185.45	$123.60	$146.79
June 30, 2005	$59.90	$50.00	$59.32	June 30, 2008	$206.79	$148.50	$173.54
September 30, 2005	$77.50	$59.09	$72.19	September 30, 2008	$180.76	$101.51	$114.51
December 30, 2005	$72.59	$60.96	$67.97	December 31, 2008	$114.90	$55.55	$95.24
March 31, 2006	$88.23	$68.17	$78.18	March 31, 2009	$108.81	$75.59	$100.60
June 30, 2006	$90.06	$66.86	$80.38	June 30, 2009	$146.09	$100.80	$123.03
September 29, 2006	$92.40	$79.15	$83.29	September 30, 2009	$143.04	$110.98	$135.43
December 29, 2006	$94.98	$79.13	$94.63	December 31, 2009	$167.09	$129.00	$155.45
March 30, 2007	$96.20	$77.95	$87.63	March 31, 2010	$171.59	$139.01	$165.08
June 29, 2007	$118.72	$85.45	$113.69	June 30, 2010	$182.11	$147.87	$170.17
September 28, 2007	$169.14	$92.47	$166.43	August 2, 2010*	$174.73	$155.34	$174.15
December 31, 2007	$218.05	$149.11	$167.43

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $168.42. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-12

ICICI BANK LIMITED  (IBN)

Description of ICICI Bank Limited

ICICI Bank Limited has stated in its filings with the SEC that it offers a range of banking products and services to corporate and retail customers. Information filed by ICICI Bank Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-15002 or its CIK Code: 0001103838.

Historical Performance of ICICI Bank Limited

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$22.90	$17.80	$20.72	March 31, 2008	$74.24	$33.67	$38.19
June 30, 2005	$22.45	$17.50	$21.85	June 30, 2008	$47.50	$28.40	$28.76
September 30, 2005	$28.33	$21.95	$28.25	September 30, 2008	$36.99	$21.00	$23.52
December 30, 2005	$29.56	$21.93	$28.80	December 31, 2008	$24.96	$11.01	$19.25
March 31, 2006	$32.52	$26.00	$27.68	March 31, 2009	$22.26	$9.62	$13.29
June 30, 2006	$30.74	$21.60	$23.65	June 30, 2009	$32.74	$13.35	$29.50
September 29, 2006	$30.79	$21.15	$30.71	September 30, 2009	$39.27	$25.46	$38.56
December 29, 2006	$42.53	$30.00	$41.74	December 31, 2009	$41.65	$31.03	$37.71
March 30, 2007	$46.99	$36.00	$36.75	March 31, 2010	$43.61	$32.69	$42.70
June 29, 2007	$50.86	$36.18	$49.15	June 30, 2010	$45.95	$33.35	$36.14
September 28, 2007	$53.62	$36.00	$52.72	August 2, 2010*	$41.97	$35.16	$41.40
December 31, 2007	$69.75	$50.66	$61.50

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $38.91. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-13

LG DISPLAY CO., LTD. (LPL)

Description of LG Display Co., Ltd.

LG Display Co., Ltd. has stated in its filings with the SEC that it is a manufacturer of TFT-LCD panels in a broad range of sizes and specifications primarily for use in televisions, notebook computers and desktop monitors, and is a supplier of high-definition television panels.  Information filed by LG Display Co., Ltd. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32238 or its CIK Code: 0001290109.

Historical Performance of LG Display Co., Ltd.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$22.12	$16.75	$21.55	March 31, 2008	$25.39	$19.93	$22.33
June 30, 2005	$26.60	$21.11	$22.86	June 30, 2008	$24.56	$18.50	$18.68
September 30, 2005	$24.81	$19.85	$20.56	September 30, 2008	$18.75	$10.80	$12.70
December 30, 2005	$23.01	$18.01	$21.46	December 31, 2008	$13.25	$5.51	$8.28
March 31, 2006	$24.49	$19.47	$22.70	March 31, 2009	$11.13	$7.71	$10.22
June 30, 2006	$23.54	$14.83	$18.12	June 30, 2009	$13.06	$10.22	$12.49
September 29, 2006	$20.05	$15.95	$16.59	September 30, 2009	$15.85	$12.38	$14.33
December 29, 2006	$17.07	$13.73	$15.07	December 31, 2009	$17.02	$11.80	$16.93
March 30, 2007	$18.70	$13.83	$17.48	March 31, 2010	$18.45	$14.66	$17.68
June 29, 2007	$24.62	$17.52	$22.63	June 30, 2010	$21.59	$16.01	$16.10
September 28, 2007	$25.20	$20.31	$23.94	August 2, 2010*	$17.00	$14.72	$15.70
December 31, 2007	$31.28	$21.66	$25.98

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $15.37. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-14

NIPPON TELEGRAPH AND TELEPHONE CORPORATIO  (NTT)

Description of Nippon Telegraph and Telephone Corporation

Nippon Telegraph and Telephone Corporation has stated in its filings with the SEC that it is a provider of fixed and mobile voice related services, IP/packet communications services, sales of telecommunications equipment, system integration and other telecommunications-related services.   Information filed by Nippon Telegraph and Telephone Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-08910 or its CIK Code: 0000769594.

Historical Performance of Nippon Telegraph and Telephone Corporation

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$23.30	$20.05	$21.85	March 31, 2008	$24.98	$19.43	$21.68
June 30, 2005	$22.55	$19.90	$21.47	June 30, 2008	$24.63	$20.68	$24.30
September 30, 2005	$25.97	$20.86	$24.82	September 30, 2008	$26.54	$21.35	$22.51
December 30, 2005	$25.48	$21.89	$22.81	December 31, 2008	$27.79	$17.27	$27.19
March 31, 2006	$25.00	$21.25	$21.55	March 31, 2009	$27.55	$17.72	$19.03
June 30, 2006	$26.40	$21.11	$24.47	June 30, 2009	$21.36	$18.20	$20.35
September 29, 2006	$26.15	$23.70	$24.53	September 30, 2009	$24.09	$19.50	$23.03
December 29, 2006	$26.55	$23.78	$24.79	December 31, 2009	$23.03	$19.73	$19.74
March 30, 2007	$27.96	$24.68	$26.41	March 31, 2010	$22.37	$19.91	$21.02
June 29, 2007	$26.74	$22.00	$22.17	June 30, 2010	$21.60	$19.60	$20.34
September 28, 2007	$23.53	$20.82	$23.27	August 2, 2010*	$21.43	$20.26	$20.95
December 31, 2007	$24.91	$21.95	$24.66

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $20.85. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-15

SK TELECOM CO., LTD. (SKM)

Description of SK Telecom Co., Ltd.

SK Telecom Co., Ltd. has stated in its filings with the SEC that it is a wireless telecommunications services provider, providing the following services: cellular voice services, wireless data services, broadband internet and fixed-line telephone services and digital convergence and new business.  Information filed by SK Telecom Co., Ltd. with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-14418 or its CIK Code: 0001015650.

Historical Performance of SK Telecom Co., Ltd.

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$22.40	$19.41	$19.72	March 31, 2008	$28.09	$19.85	$21.61
June 30, 2005	$21.93	$18.79	$20.40	June 30, 2008	$23.59	$20.34	$20.77
September 30, 2005	$23.33	$19.80	$21.84	September 30, 2008	$22.64	$18.37	$18.82
December 30, 2005	$22.09	$19.40	$20.29	December 31, 2008	$19.91	$14.03	$18.18
March 31, 2006	$24.63	$20.00	$23.59	March 31, 2009	$18.35	$12.60	$15.45
June 30, 2006	$27.83	$22.40	$23.42	June 30, 2009	$16.63	$14.84	$15.15
September 29, 2006	$24.16	$20.90	$23.63	September 30, 2009	$17.50	$15.08	$17.45
December 29, 2006	$27.66	$22.75	$26.48	December 31, 2009	$18.64	$15.97	$16.26
March 30, 2007	$26.48	$22.32	$23.42	March 31, 2010	$18.47	$15.99	$17.26
June 29, 2007	$28.23	$23.25	$27.35	June 30, 2010	$18.63	$14.69	$14.73
September 28, 2007	$30.30	$26.05	$29.70	August 2, 2010*	$16.98	$14.58	$16.85
December 31, 2007	$33.60	$29.00	$29.84

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $16.38. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-16

TATA MOTORS LIMITED (TTM)

Description of Tata Motors Limited

Tata Motors Limited has stated in its filings with the SEC that its operations includes all activities relating to the development, design, manufacture, assembly and sale of vehicles including financing thereof, as well as the sale of related parts and accessories.  Information filed by Tata Motors Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-32294 or its CIK Code: 0000926042.

Historical Performance of Tata Motors Limited

The following table sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from January 3, 2005 through August 2, 2010. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	$12.25	$9.38	$9.70	March 31, 2008	$20.05	$14.71	$15.62
June 30, 2005	$10.60	$9.25	$9.68	June 30, 2008	$17.38	$9.64	$10.05
September 30, 2005	$12.45	$9.68	$12.33	September 30, 2008	$10.80	$7.23	$7.66
December 30, 2005	$14.53	$10.27	$14.37	December 31, 2008	$7.51	$3.50	$4.45
March 31, 2006	$21.47	$13.93	$20.84	March 31, 2009	$5.40	$3.05	$4.93
June 30, 2006	$21.99	$14.74	$17.25	June 30, 2009	$10.99	$4.83	$8.52
September 29, 2006	$19.50	$14.20	$18.58	September 30, 2009	$13.58	$7.38	$12.96
December 29, 2006	$20.87	$17.55	$20.43	December 31, 2009	$17.39	$11.32	$16.86
March 30, 2007	$22.10	$16.15	$16.21	March 31, 2010	$18.79	$13.86	$18.46
June 29, 2007	$19.19	$15.61	$16.42	June 30, 2010	$20.81	$15.25	$17.19
September 28, 2007	$19.34	$15.26	$19.14	August 2, 2010*	$19.48	$16.72	$19.40
December 31, 2007	$21.30	$16.60	$18.86

* As of the date of this free writing prospectus available information for the third calendar quarter of 2010 includes data for the period from July 1, 2010 through August 2, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2010.

The graph below illustrates the monthly performance of the Reference Stock from January 3, 2005 through August 2, 2010, based on information from Bloomberg Professional® service. The market price of the Reference Stock on August 2, 2010 was $18.91. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

FWP-17

ILLUSTRATIVE EXAMPLES

The following example is provided for illustrative purposes only and is hypothetical. This example is representative of only one possible scenario concerning increases or decreases in the prices of the Reference Stocks relative to their Initial Prices and how those increase and decreases affect the Coupons payable on the Securities, if any.  There are an unlimited number of scenarios concerning the increases and decreases in the prices of the Reference Stocks relative to their Initial Prices and each scenario will affect the Coupons payable on the Securities, if any, differently.  We cannot predict the Official Closing Prices of the Reference Stocks on the Coupon Valuation Dates.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and you should not take this example as an indication or assurance of the expected performance of the Reference Stocks. With respect to the Securities, the total payment you receive over the term of the Securities may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the examples below have been rounded for ease of analysis.

The example below illustrates the Coupon Payments on a $1,000 investment in Securities for a hypothetical range of performance for the Reference Stocks. The following results are based solely on the assumptions outlined below.  The potential returns described here show potential valuations for different Coupon Valuation Dates during the term of the Securities.  You should consider carefully whether the Securities are suitable to your investment goals. You should not take the below illustration as an indication or assurance of the expected performance of the Reference Stocks or return of the Securities.  The following examples reflect the Auto Cap Rate of 8.75% and the minimum Coupon Rate of 0.00%.

 Year 1 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CAJ	12.00%	8.75%
CHU	2.50%	8.75%
CHT	-5.00%	-5.00%
CEO	-11.00%	-11.00%
IBN	3.50%	8.75%
LPL	-36.00%	-36.00%
NTT	-6.75%	-6.75%
SKM	2.50%	8.75%
TTM	-7.50%	-7.50%
	Average Stock Performance =	-3.47%
	Coupon Rate =	0.00%
	Coupon =	$0.00

Explanation for Year 1

As illustrated above, the hypothetical Reference Stock Return of 4 of the 9 Reference Stocks (CAJ, CHU, IBN and SKM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.75%.  The average Stock Performance of -3.47% is less than the minimum Coupon Rate of 0.00% and therefore, the Coupon Rate is 0.00% and you will not receive any Coupon on the applicable Coupon Payment Date.

Year 2 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CAJ	1.00%	8.75%
CHU	8.50%	8.75%
CHT	9.00%	8.75%
CEO	25.00%	8.75%
IBN	13.00%	8.75%
LPL	9.00%	8.75%
NTT	6.00%	8.75%
SKM	9.00%	8.75%
TTM	16.00%	8.75%
	Average Stock Performance =	8.75%
	Coupon Rate =	8.75%
	Coupon =	$87.50

FWP-18

Explanation for Year 2

As illustrated above, the hypothetical Reference Stock Return of all 9 of the Reference Stocks is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.75%.  The average Stock Performance equals 8.75%, and therefore the Coupon Rate is equal to 8.75% and you will receive a Coupon of $87.50 on the applicable Coupon Payment Date.

Year 3 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CAJ	20.00%	8.75%
CHU	18.50%	8.75%
CHT	-70.00%	-70.00%
CEO	65.00%	8.75%
IBN	10.00%	8.75%
LPL	5.00%	8.75%
NTT	1.00%	8.75%
SKM	9.00%	8.75%
TTM	6.00%	8.75%
	Average Stock Performance =	0.00%
	Coupon Rate =	0.00%
	Coupon =	$0.00

Explanation for Year 3

As illustrated above, the hypothetical Reference Stock Return of 8 of the 9 Reference Stocks (CAJ, CHU, CEO, IBN, LPL, NTT, SKM and TTM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.75%.  The average Stock Performance is 0.00%, and therefore the Coupon Rate is equal to 0.00% and you will receive a Coupon of $0.00 on the applicable Coupon Payment Date.

Year 4 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CAJ	20.00%	8.75%
CHU	-18.50%	-18.50%
CHT	3.00%	8.75%
CEO	14.00%	8.75%
IBN	-10.00%	-10.00%
LPL	8.00%	8.75%
NTT	2.00%	8.75%
SKM	13.00%	8.75%
TTM	2.00%	8.75%
	Average Stock Performance =	3.639%
	Coupon Rate =	3.639%
	Coupon =	$36.39

Explanation for Year 4

As illustrated above, the hypothetical Reference Stock Return of 7 of the 9 Reference Stocks (CAJ, CHT, CEO, LPL, NTT, SKM and TTM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.75%.  The average Stock Performance is 3.639%, and therefore the Coupon Rate is equal to 3.639% and you will receive a Coupon of $36.39 on the applicable Coupon Payment Date.

FWP-19

Year 5 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CAJ	-13.00%	-13.00%
CHU	13.50%	8.75%
CHT	-12.00%	-12.00%
CEO	15.00%	8.75%
IBN	9.00%	8.75%
LPL	2.00%	8.75%
NTT	8.00%	8.75%
SKM	-4.00%	-4.00%
TTM	6.00%	8.75%
	Average Stock Performance =	2.611%
	Coupon Rate =	2.611%
	Coupon =	$26.11

Explanation for Year 5

As illustrated above, the hypothetical Reference Stock Return of 6 of the 9 Reference Stocks (CHU, CEO, IBN, LPL, NTT and TTM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.75%.  The average Stock Performance is 2.611%, and therefore the Coupon Rate is equal to 2.611% and you will receive a Coupon of $26.11 on the applicable Coupon Payment Date.

Year 6 Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
CAJ	20.00%	8.75%
CHU	18.50%	8.75%
CHT	-70.00%	-30.00%
CEO	65.00%	8.75%
IBN	10.00%	8.75%
LPL	5.00%	8.75%
NTT	-3.00%	-3.00%
SKM	9.00%	8.75%
TTM	6.00%	8.75%
	Average Stock Performance =	3.139%
	Coupon Rate =	3.139%
	Coupon =	$31.39

Explanation for Year 6

As illustrated above, the hypothetical Reference Stock Return of 7 of the 9 Reference Stocks (CAJ, CHU, CEO, IBN, LPL, SKM and TTM) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 8.75%.  The average Stock Performance is 3.139%, and therefore the Coupon Rate is equal to 3.139% and you will receive a Coupon of $31.39 on the applicable Coupon Payment Date.

FWP-20

MARKET DISRUPTION EVENTS

If the Coupon Valuation Date is not a scheduled trading day for a Reference Stock, then the Coupon Valuation Date for such Reference Stock will be the next day that is a scheduled trading day for such Reference Stock.  If a market disruption event (as defined below) exists for a Reference Stock on the Coupon Valuation Date, then the Coupon Valuation Date for such Reference Stock will be the next scheduled trading day on which a market disruption event does not exist with respect to such Reference Stock.  If the market disruption event continues for five consecutive scheduled trading days, then the fifth of such consecutive scheduled trading days will nonetheless be the Coupon Valuation Date for such Reference Stock, and the calculation agent will determine, in its discretion, the relevant Final Price of such Reference Stock on that date in good faith and in its sole discretion using its estimate of the exchange traded price for such Reference Stock that would have prevailed but for that market disruption event. For the avoidance of doubt, if no market disruption event exists with respect to a Reference Stock on the originally scheduled Coupon Valuation Date, the determination of such Reference Stock’s Final Price will be made on the originally scheduled Coupon Valuation Date, irrespective of the existence of a market disruption event with respect to one or more of the other Reference Stocks. If the any Coupon Valuation Date for any Reference Stock is postponed, then the Coupon Payment Date (which may include the Maturity Date) will also be postponed until the third business day following the latest postponed Coupon Valuation Date and no interest will be payable in respect of such postponement.

“Market disruption event” means for purposes hereof:

With respect to a Reference Stock and any date, the occurrence or existence of any of the following conditions which the calculation agent determines is material: (i) any suspension of or limitation imposed on trading by any relevant exchange or related exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by that relevant exchange or related exchange or otherwise, (a) relating to the Reference Stock or any Underlying Stock or (b) in any futures or options contracts relating to the Reference Stock or any Underlying Stock; (ii) any event (other than an event described in (iii) below) that disrupts or impairs (as determined by the calculation agent) the ability of market participants in general (a) to effect transactions in, or obtain market values for, the Reference Stock or any Underlying Stock or (b) to effect transactions in, or obtain market values for, any futures or options contracts relating to the Reference Stock or any Underlying Stock; or (iii) the closure on any scheduled trading day of any relevant exchange or related exchange prior to its scheduled closing time unless that earlier closing time is announced by that relevant exchange or related exchange at least one hour prior to the actual closing time for the regular trading session on that relevant exchange or related exchange on that scheduled trading day; or (iv) the relevant exchange or any related exchange for the Reference Stock or any Underlying Stock fails to open for trading during its regular trading session.

“Relevant exchange” means (i) with respect to a Reference Stock, the primary exchange for that Reference Stock and (ii) with respect to Underlying Stock, the primary exchange for that Underlying Stock.

“Related exchange” means with respect to a Reference Stock or Underlying Stock, the exchanges or quotation systems, if any, on which options or futures contracts on that relevant Reference Stock or Underlying Stock are traded or quoted, and as may be selected from time to time by the calculation agent.

“Scheduled closing time” means, with respect to any exchange and a scheduled trading day, the scheduled weekday closing time of that exchange on that scheduled trading day, without regard to after hours or any other trading outside of the regular trading session hours.

“Scheduled trading day” means with respect a Reference Stock, any day on which the relevant exchange for that Reference Stock and each related exchange for that Reference Stock are scheduled to be open for trading for that Reference Stock.

The calculation agent will notify the security holders of the existence of a market disruption event on any day that, but for the occurrence or existence of a market disruption event, would have been the Coupon Valuation Date.

FWP-21

MERGER EVENT AND TENDER OFFER

A “Merger Event” shall mean, in respect of a Reference Stock, any (i) reclassification or change of the shares of the Reference Stock or any Underlying Stock that results in a transfer of or an irrevocable commitment to transfer all shares of the Reference Stock or Underlying Stock outstanding, (ii) consolidation, amalgamation or merger of the Reference Stock Issuer with or into another entity (other than a consolidation, amalgamation or merger of the Reference Stock Issuer with or into another entity and which does not result in any such reclassification or change of all shares of the Reference Stock or Underlying Stock) or (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding shares of the Reference Stock or Underlying Stock that results in a transfer of or an irrevocable commitment to transfer all shares of the Reference Stock or Underlying Stock (other than those shares of the Reference Stock or Underlying Stock owned or controlled by the offeror), or (iv) consolidation, amalgamation, merger or binding share exchange of the Reference Stock Issuer or its subsidiaries with or into another entity in which the Reference Stock Issuer is the continuing entity and which does not result in a reclassification or change of the shares of the Reference Stock or Underlying Stock outstanding but results in the outstanding shares of the Reference Stock or Underlying Stock (other than shares of the Reference Stock or Underlying Stock owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares of the Reference Stock or Underlying Stock immediately following that event.

A “Tender Offer” shall mean, in respect of the voting shares of a Reference Stock Issuer, any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares of the Reference Stock Issuer as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the calculation agent deems relevant.

In the event of a Merger or Tender Offer affecting a Reference Stock, Underlying Stock or a Reference Stock Issuer, as applicable, the Securities will not be accelerated, but instead will be modified and adjusted by the calculation agent.  The calculation agent may in its reasonable discretion, adjust the terms of the Securities to reflect the economic impact of such event on the value of the Securities, though is not required to follow any specific course of action to effect this result.

A Merger or a Tender Offer may affect the Reference Stock in a manner that adversely affects the value of, and trading in, the Securities. Similarly, an adjustment or acceleration resulting from a Merger or a Tender Offer may adversely affect the value of, or the trading in, the Securities.

SHARE DELISTING, NATIONALIZATION, INSOLVENCY

A share delisting (“Delisting”) shall be deemed to have occurred if at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date (i) the shares of a Reference Stock ceases to be listed on the relevant exchange for those shares for any reason and are not immediately re-listed on a successor exchange which is the New York Stock Exchange, the NASDAQ National Market or a successor in interest (a “successor exchange”), (ii) the Underlying Stock cease to be listed on the relevant exchange for those shares for any reason and are not immediately re-listed on a comparable exchange or (iii) the deposit agreement (as defined below) is terminated and an analogous arrangement is not created involving the immediate re-listing of the Reference Stock on a successor exchange. If the Reference Stock is immediately re-listed on a successor exchange, then the Reference Stock shall continue to be deemed to be the Reference Stock.

A nationalization (“Nationalization”) shall be deemed to have occurred if, at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date, all or substantially all of the assets of a Reference Stock Issuer are nationalized, expropriated, or are otherwise required to be transferred to any governmental agency, authority or entity.

An insolvency (“Insolvency”) shall be deemed to have occurred if, at any time during the period from and including the Original Issue Date to and including the final Coupon Valuation Date, by reason of voluntary or involuntary liquidation, bankruptcy or insolvency or any analogous proceeding involving a Reference Stock Issuer (i) any shares of the relevant Reference Stock or any Underlying Stock are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of any shares of the relevant Reference Stock or any Underlying Stock become legally prohibited from transferring those shares.

In the event of a Delisting, Nationalization or Insolvency affecting a Reference Stock or a Reference Stock Issuer, as applicable, the Securities will not be accelerated, but instead will be modified and adjusted by the calculation agent.  The calculation agent may in its reasonable discretion, adjust the terms of the Securities to reflect the economic impact of such event on the value of the Securities, though is not required to follow any specific course of action to effect this result.  Such adjustments to the terms of the Securities will likely result in you not receiving a Coupon in the year of a Delisting, Nationalization or Insolvency and for each remaining Coupon Payment Date.

FWP-22

ADJUSTMENTS

Following the declaration by a Reference Stock Issuer of the terms of any potential adjustment event (as defined below), the calculation agent will determine whether that potential adjustment event has a diluting or concentrative effect on the theoretical value of the Reference Stock and, if so, will make such calculations and adjustments to the terms of the Security as may be necessary in order to account for the economic effect of such event.

For purposes hereof, “potential adjustment event” means the occurrence of any of the following after the Original Issue Date of the Securities:

(i) a subdivision, consolidation or reclassification of the shares of the Reference Stock or any Underlying Stock (unless a merger event), or a free distribution or dividend of any shares of the Reference Stock or any Underlying Stock to existing holders by way of bonus, capitalization or similar issue;

(ii) a distribution or dividend to existing holders of shares of the Reference Stock or Underlying Stock of (A) the Reference Stock or any Underlying Stock (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Reference Stock Issuer equally or proportionately with such payments to holders of those shares or (C) other types of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price as determined by the calculation agent;

(iii) an extraordinary dividend;

(iv) a call by the relevant Reference Stock Issuer in respect of shares of the Reference Stock or any Underlying Stock that are not fully paid;

(v) a repurchase by the Reference Stock Issuer of shares of the Reference Stock or any Underlying Stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(vi)  with respect to a Reference Stock that is an ADS, the making of any amendment or supplement to the terms of the deposit agreement; or

(vi) any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of the Reference Stock or any Underlying Stock.

AMERICAN DEPOSITARY SHARES — DEPOSIT AGREEMENTS

Any Reference Stock in the form of an ADS is issued pursuant to a deposit agreement, as amended from time to time (the “deposit agreement”).  An event that has a diluting or concentrative effect on the Underlying Stock may affect the theoretical value of that Reference Stock unless (and to the extent that) the Reference Stock Issuer or the depository for the Reference Stock, pursuant to their authority (if any) under the deposit agreement, elect to adjust the number of Underlying Stock that are represented by each share of the Reference Stock such that the price and other terms of the Reference Stock will not be affected by any such event – in which case the calculation agent will make no adjustment.  If the Reference Stock Issuer or the depository for the Reference Stock, in the absence of any of the events described below, elect to adjust the number of Underlying Stock that are represented by each share of the Reference Stock, then the calculation agent may make the necessary antidilution adjustments.  The depository of the Reference Stock may also have the ability pursuant to the deposit agreement to make adjustments in respect of the Reference Stock for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash.  Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

EVENTS OF DEFAULT AND ACCELERATION

If the Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Securities, you will not be entitled to any additional payments, other than your Principal Amount, with respect to the Securities.  The accelerated Maturity Date will be the third business day following the date of acceleration, and on the such accelerated Maturity Date you be entitled to receive $1,000 per $1,000 Principal Amount of Securities you hold.

For more information, see “Description of Debt Securities — Events of Default” and “— Events of Default; Defaults” in the prospectus.

FWP-23

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Securities from HSBC for distribution to other registered broker dealers or will offer the Securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the Securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 2.00%, or $20.00, per $1,000 Principal Amount of Securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Securities.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of Securities with terms that are substantially the same as those of the Securities.  We intend to treat the Securities as contingent payment debt instruments for U.S. federal income tax purposes.  Pursuant to the terms of the Securities, you agree to treat the Securities as contingent payment debt instruments for all U.S. federal income tax purposes and, in the opinion of Sidley Austin llp, special U.S. tax counsel to us, it is reasonable to treat the Securities as contingent payment debt instruments.  Assuming the Securities are treated as contingent payment debt instruments, a U.S. holder will be required to include original issue discount (“OID”) in gross income each year, even though the actual Coupon Payment made with respect to the Securities during a taxable year may differ from the amount of OID that must be accrued during that taxable year.

We will not attempt to ascertain whether any Reference Stock Issuer would be treated as a passive foreign investment company (“PFIC”), as defined for U.S. federal income tax purposes. If a Reference Stock Issuer were treated as a PFIC, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other sources by the Reference Stock Issuers and consult your tax advisor regarding the possible consequences to you if a Reference Stock Issuer is or becomes a PFIC.

Based on the factors described in the section, “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Securities as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments”, in order to illustrate the application of the noncontingent bond method to the Securities, we have estimated that the comparable yield of the Securities, solely for U.S. federal income tax purposes, will be 2.35% per annum (compounded annually).  In addition, we have computed a “projected payment schedule” that produces the comparable yield and includes the projected amount of the Coupon Payments.

Under this method and based upon the estimate of the comparable yield, HSBC has estimated that the projected payment schedule for the Securities that have a Principal Amount of $1,000 and an issue price of $1,000, consists of the following projected payments, and a U.S. holder that pays taxes on a calendar year basis, buys a Security for $1,000 and holds the Security until maturity, will, subject to the adjustments described below, be required to pay taxes on the following amounts of ordinary income in respect of the Securities in each year:

Year	Projected Payments	OID Income
2010	N/A	$9.72
2011	$23.50	$23.50
2012	$23.57	$23.57
2013	$23.50	$23.50
2014	$23.50	$23.50
2015	$23.50	$23.50
2016	$1,023.57	$13.84

FWP-24

However, if the actual amount of a Coupon Payment in a taxable year is different from the amount reflected in the projected payment schedule, a U.S. holder is required to make an adjustment to its original issue discount accrual when such amount is paid.  Adjustments arising from Coupon Payments that are greater than the projected amounts of those payments are referred to as “positive adjustments”; adjustments arising from Coupon Payments that are less than the projected amounts are referred to as “negative adjustments.”  Any positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder.  Any negative adjustment reduces any original issue discount on the Security for the taxable year that would otherwise accrue.  Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years.  The balance, if any, is treated as a negative adjustment in subsequent taxable years.  To the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, or retirement of the Security.

U.S. holders should also note that the actual comparable yield may be different than as provided in this summary depending upon market conditions on the date the Securities are issued.  U.S. holders may obtain the actual comparable yield and projected payment schedule, as determined by us, by submitting a written request to:  Structured Equity Derivatives – Structuring HSBC Bank USA, National Association, 452 Fifth Avenue, 3rd Floor, New York, NY 10018.  A U.S. holder is generally bound by the comparable yield and the projected payment schedule established by us for the Securities.  However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason the holder believes the projected payment schedule is unreasonable on its timely filed U.S. federal income tax return for the taxable year in which it acquires the Securities.

The comparable yield and projected payment schedule are not provided for any purpose other than the determination of a U.S. holder’s interest accruals for U.S. federal income tax purposes and do not constitute a projection or representation by us regarding the actual yield on a Security.  We do not make any representation as to what such actual yield will be.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Securities might differ from the treatment described above.  You should carefully consider the discussion of all potential tax consequences as set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Recently enacted legislation will impose an additional 3.8% tax on the net investment income (which includes original issue discount and gains from the disposition of a Security) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. Prospective investors in the Securities should consult their tax advisors regarding the possible applicability of this tax to an investment in the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

FWP-25

TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, any accompanying product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, any accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Annual Income Opportunity
Securities with Auto Cap

August 4, 2010

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-4
Payment at Maturity	FWP-4
Investor Suitability	FWP-5
Risk Factors	FWP-5
Description of the Reference Stocks	FWP-9
Illustrative Examples	FWP-18
Market Disruption Events	FWP-21
Merger Event And Tender Offer	FWP-22
Share Delisting, Nationalization, Insolvency	FWP-22
Adjustments	FWP-23
American Depositary Shares — Deposit Agreements	FWP-23
Events of Default and Acceleration	FWP-23
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-24
Certain U.S. Federal Income Tax Considerations	FWP-24

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to
Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59